QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-126769 of Clough Global Equity Fund on Form N-2 of our report dated April 20, 2005 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, which are parts of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado
September 14, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM